UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2010

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Executive Officer Salaries.

On May 7, 2010, the Compensation Committee of the Board of Directors of Marchex, Inc. (the “Corporation”) pursuant to its review of equity award incentives and annual compensation for executive officers of the Corporation, approved revised salaries for certain of the Corporation’s executive officers in the below table effective July 1, 2010:

Name of Executive Officer	Salary
Russell C. Horowitz	$195,000
Matthew Berk	$175,000
Ethan Caldwell	$195,000
Peter Christothoulou	$195,000

Performance Equity Awards.

On May 7, 2010, the Corporation’s Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants and grants of restricted stock units under the Corporation’s 2003 Amended and Restated Stock Incentive Plan, as amended to date (the “Plan”) effective on May 11, 2010 (the “Grant Date”) to the executive officers in the below table (subject to continued employment at such time) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Stock Units
Russell C. Horowitz	135,000	45,000
Michael Arends	99,000	33,000
Ethan Caldwell	54,000	18,000
Peter Christothoulou	117,000	39,000

Each such option shall have an exercise price of $4.89 per share, the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended, and otherwise a nonqualified stock option. Each restricted stock unit shall represent the right to receive one share of the Corporation’s Class B common stock upon satisfaction of the vesting considerations.

Such options and restricted stock units have been issued in 3 separate tranches, tranche a, b and c, representing approximately 25%, 33% and 42%, respectively, of such performance equity awards. Such options and restricted stock units shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the Grant Date, and (b) the last day of the first 20 consecutive trading day period after the Grant Date during which the average closing price of the Corporation’s Class B common stock over such period is equal to or greater than $7.00 (tranche a), $8.00 (tranche b) or $9.00 (tranche c).

Stock Option and Restricted Stock Awards.

On May 7, 2010, the Corporation’s Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants and grants of restricted stock under the Plan effective on the Grant Date to the executive officers in the below table (subject to continued employment at such times) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Shares of Class B Common Stock
Russell C. Horowitz	47,500	95,000
Michael Arends	35,000	70,000
Matthew Berk	15,000	30,000
Ethan Caldwell	22,500	45,000
Peter Christothoulou	37,500	75,000

Each such option shall have an exercise price of $4.89 per share, the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended, and otherwise a nonqualified stock option, with 25% of the option shares vesting on the first annual anniversary of the Grant Date and thereafter 1/12th of the remainder will vest quarterly thereafter for the following three years. 25% of the restricted shares shall vest on each of the first, second, third and fourth annual anniversaries of the Grant Date. The restricted stock will be valued based upon the closing price of the Corporation’s Class B common stock on the Grant Date.

One hundred percent (100%) of all options, restricted stock and restricted stock units described above not already vested as of the date thereof, shall become immediately vested upon the occurrence of both (a) a Change of Control (as defined in such award agreements), provided in the case of a performance equity award that the per share value of the Corporation’s Class B common stock in such Change of Control transaction is equal to or greater than the applicable stock price vesting target, (b) followed by (i) a termination without cause of the executive officer’s employment by the Corporation or any successor thereto, (ii) a Diminution in Duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12 month anniversary of the occurrence of the Change of Control.

The above summary is qualified in its entirety by reference to the Corporation’s forms of Executive Officer Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Units Agreement and Notice of Grant of Restricted Stock Units, copies of which will be filed as exhibits to the Corporation’s next applicable periodic report or registration statement.

Marchex, Inc. Annual Incentive Plan.

On May 7, 2010, the Corporation’s Compensation Committee determined to take no action with respect to the Marchex, Inc. Annual Incentive Plan for the 2010 fiscal period.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(e) Effective May 7, 2010, the Board of Directors of the Corporation approved an amendment to the Corporation’s Plan (the “Amendment”). Previously, the Plan provided for the grant of options and shares of restricted stock to eligible participants under the Plan. The Amendment also provides for the grant of restricted stock units to eligible participants under the Plan.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2010, the Corporation held its Annual Meeting of Stockholders. At the meeting, the stockholders elected as directors Russell C. Horowitz (with shares representing 284,261,904 votes voting for and 516,385 votes withheld), Dennis Cline (with shares representing 277,663,669 votes voting for and 7,114,620 votes withheld), Anne

Devereux (with shares representing 277,605,660 votes voting for and 7,172,629 votes withheld), Nicolas Hanauer (with shares representing 284,317,413 votes voting for and 460,876 withheld), John Keister (with shares representing 284,286,899 votes voting for and 491,390 votes withheld) and M. Wayne Wisehart (with shares representing 277,668,565 votes voting for and 7,109,724 withheld).

The stockholders also ratified the appointment of KPMG LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2010 (with shares representing 290,834,401 votes voting for 1,202,161 votes against and 54,301 votes abstaining).

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010	MARCHEX, INC.

	By:	/s/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer